EXHIBIT 99.1





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SYNERGY RESOURCES CORPORATION ANNOUNCES 105% YEAR-OVER-YEAR PROVED RESERVES
INCREASE,  PV-10 VALUE $510 MILLION
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PLATTEVILLE,  CO --  (Marketwired) - 05/07/15 -- Synergy  Resources  Corporation
(NYSE MKT: SYRG), a U.S. oil and gas exploration and production company focused in the Greater Wattenberg Area of the Denver-Julesburg Basin, announces that its interim fiscal year proved reserve evaluation for the period ending 02/28/15 increased 105% to 40.4mm/BOE compared to 19.7mm/BOE for the interim fiscal period ending 02/28/14 and the PV10 value of the proved reserves increased 56% to approximately $510 million from $326 million year-over-year. Proved developed producing and proved developed non-producing assets accounted for 56% of the PV10 value of the reserves while the remaining value is proved undeveloped reserves. The volume of the reserves is split 52% for oil and 48% for natural gas.

                       Proved
                      Developed       Proved Undeveloped       Total Proved
                   ----------------   --------------------   ------------------

Liquids  - BBLs       7,153,088           13,911,800            21,064,888
Natural Gas - MCF    42,450,542           73,275,652            115,726,194

PV-10               $286,024,741         $223,774,429          $509,799,170


William E. Scaff, co-CEO of Synergy, commented, "Our growth in proved reserves is a result of the success of our operated horizontal drilling program, the performance of the horizontal wells in the Wattenberg Field, and proved reserves added as a result of our acquisition we completed in December. Following our quarter ended February 28, 2015 we have continued drilling our 11 well Cannon pad and began hydraulic fracturing and other completion operations on our inventory of 29 wells in progress. Our plans call for bringing all 40 of these wells into production by this August, in which case they should be included as proved developed reserves in our fiscal 2015 year-end reserve report. We continue to work with Ryder Scott Company, our third party reserve engineers, to recognize the value created by increased horizontal well densities within drilling spacing units in the Wattenberg Field."

ABOUT SYNERGY RESOURCES CORPORATION

Synergy Resources Corporation is a domestic oil and natural gas exploration and production company. Synergy's core area of operations is in the Denver-Julesburg Basin, which encompasses Colorado, Wyoming, Kansas, and Nebraska. The Wattenberg field in the D-J Basin ranks as one of the most productive fields in the U.S. The company's corporate offices are located in Platteville, Colorado.



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SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical facts included in this press release regarding our financial position, business strategy, plans and objectives of management for future operations and industry conditions, are forward-looking statements. When used in this press release, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond the Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: general economic or industry conditions, nationally and/or in the communities in which Synergy conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, the ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting the Company's operations.

These forward-looking statements are based on current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Synergy's control.

CONTACT:

Investor Relations Contact:
Jon Kruljac
Synergy Resources Corporation
jkruljac@syrginfo.com
Tel (303) 840-8166

Company Contact:
Rhonda Sandquist
Synergy Resources Corporation
rsandquist@syrginfo.com
Tel (970) 737-1073